Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1MEF of our report dated May 25, 2010, relating to the financial statements of Streetcar Limited, which appears in the Registration Statement on Form S-1/A (No. 333-167220). We also consent to the reference to us under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement.

Minneapolis, Minnesota

April 13, 2011